Zumiez Inc. Announces Fiscal 2009 Second Quarter Results

EVERETT, WA -- (Marketwire - August 20, 2009) - Zumiez Inc. (NASDAQ: ZUMZ) today reported results for the second quarter ended August 1, 2009.

Total net sales for the second quarter (13 weeks) ended August 1, 2009 decreased 7.7% to $85.2 million from $92.3 million reported in the second quarter ended August 2, 2008 (13 weeks). The company posted a net loss for the quarter of $3.1 million or ($0.10) per diluted share for the fiscal 2009 second quarter. These results include a charge of $1.3 million, or approximately $0.03 per diluted share, associated with the settlement agreement of a previously disclosed lawsuit. Net income in the second quarter of the prior fiscal year was $2.7 million or $0.09 per diluted share. Comparable store sales for the second fiscal quarter of 2009 decreased 18.8% vs. a decrease of 1.7% for the second quarter of 2008.

Total net sales for the first six months (26 weeks) ended August 1, 2009 decreased 5.3% to $162.0 million from $171.0 million reported in the first six months of the prior year. The company posted a net loss of $4.7 million or ($0.16) per diluted share in the first six months of fiscal 2009 compared to net income in the first six months of the prior fiscal year of $4.1 million or $0.14 per diluted share. Results for the first six months of fiscal 2009 include a charge of $1.3 million, or approximately $0.03 per diluted share, associated with the settlement agreement of a previously disclosed lawsuit. Comparable store sales decreased 17.2% in the first six months of fiscal 2009 vs. a decrease of 1.3% for the first six months of 2008.

Rick Brooks, Chief Executive Officer of Zumiez Inc., stated: "As the second quarter progressed, we experienced improved sales trends throughout the majority of our store base which allowed us to once again exceed our initial projections. We have worked diligently to provide the consumer with merchandise assortments that are both trend right and compellingly priced while at the same time maintain our product margins and protect the integrity of our brands. Despite the weak and volatile market conditions, we are encouraged with our ability to effectively manage our inventory and improve our cash position during a time when consumer discretionary spending is down. While comparisons do begin to moderate in the back half of the year, we believe it is prudent to remain cautious with regard to our near-term outlook until consumer trends stabilize and visibility improves. That said, we are optimistic about our future growth prospects and the long-term potential of our business."

Outlook

The Company is introducing guidance for the three months ending October 31, 2009 of net income of approximately $0.05 to $0.07 per diluted share. This guidance is based on an anticipated comparable store sales decline in the mid-to-low teen range for the third quarter of fiscal 2009.

We intend to open approximately 36 new stores in fiscal 2009 with an opening cadence similar to fiscal 2008.

A conference call will be held today to discuss second quarter results and will be webcast at 5:00 p.m. ET on http://ir.zumiez.com. Participants may also dial (617)-213-4861 followed by the conference identification code of 46689110. Telephonic participants can reduce pre-call hold time by registering for the conference in advance via the following link:

https://www.theconferencingservice.com/prereg/key.process?key=PQPK4GQ3H

About Zumiez Inc.

Zumiez is a leading specialty retailer of action sports related apparel, footwear, equipment and accessories. Our stores cater to young men and women between ages 12-24, focusing on skateboarding, surfing, snowboarding, motocross and BMX. As of August 1, 2009 we operate 369 stores, which are primarily located in shopping malls and our web site address is www.zumiez.com.

Safe Harbor Statement

Certain statements in this press release and oral statements relating thereto made from time to time by representatives of the company may constitute forward-looking statements for purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. These statements include, without limitation, predictions and guidance relating to the company's future financial performance, brand and product category diversity, ability to adjust product mix, integration of acquired businesses, growing customer demand for our products and new store openings. In some cases, you can identify forward-looking statements by terminology such as, "may," "should," "expects," "plans," "anticipates," "believes," "estimates," "predicts," "potential," "continue," or the negative of these terms or other comparable terminology. These forward-looking statements are based on management's current expectations but they involve a number of risks and uncertainties. Actual results and the timing of events could differ materially from those anticipated in the forward-looking statements as a result of risks and uncertainties, which include, without limitation, those described in the company's quarterly report on Form 10-Q for the quarter ended May 2, 2009 as filed with the Securities and Exchange Commission and available at www.sec.gov. You are urged to consider these factors carefully in evaluating the forward-looking statements herein and are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by this cautionary statement. The forward-looking statements speak only as of the date on which they are made and the company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

                                 ZUMIEZ INC.
              CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
             (in thousands, except share and per share amounts)
                                 (Unaudited)

                                         Three Months Ended
                         -------------------------------------------------
                          August 1,                 August 2,
                            2009      % of Sales      2008      % of Sales
                         ----------   ----------   -----------  ----------
Net sales                $   85,170        100.0%  $    92,258       100.0%
Cost of goods sold           60,526         71.1%       62,155        67.4%
                         ----------   ----------   -----------  ----------
Gross profit                 24,644         28.9%       30,103        32.6%

Selling, general and
 administrative expenses     29,870         35.0%       26,191        28.4%
                         ----------   ----------   -----------  ----------
Operating (loss) profit      (5,226)        (6.1%)       3,912         4.2%

Interest income, net            307          0.4%          495         0.6%
                         ----------   ----------   -----------  ----------
(Loss) earnings before
 income taxes                (4,919)        (5.7%)       4,407         4.8%

(Benefit) provision for
 income taxes                (1,834)        (2.1%)       1,680         1.8%
                         ----------   ----------   -----------  ----------

Net (loss) income        $   (3,085)        (3.6%) $     2,727         3.0%
                         ==========   ==========   ===========  ==========

Basic net (loss) income
 per share               $    (0.10)               $      0.09
                         ==========                ===========

Diluted net (loss)
 income per share        $    (0.10)               $      0.09
                         ==========                ===========
Weighted average shares
 used in computation of
 (loss) earnings per
 share:
   Basic                 29,496,039                 29,072,536

   Diluted               29,496,039                 29,378,589

                                ZUMIEZ INC.
              CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
             (in thousands, except share and per share amounts)
                               (Unaudited)

                                          Six Months Ended
                         -------------------------------------------------
                          August 1,                 August 2,
                            2009      % of Sales      2008      % of Sales
                         ----------   ----------   -----------  ----------
Net sales                $  161,977        100.0%  $   170,960       100.0%
Cost of goods sold          115,434         71.3%      116,297        68.0%
                         ----------   ----------   -----------  ----------
Gross profit                 46,543         28.7%       54,663        32.0%

Selling, general and
 administrative expenses     55,208         34.0%       49,125        28.7%
                         ----------   ----------   -----------  ----------
Operating (loss) profit      (8,665)        (5.3%)       5,538         3.3%

Interest income, net            664          0.4%        1,084         0.6%
                         ----------   ----------   -----------  ----------
(Loss) earnings before
 income taxes                (8,001)        (4.9%)       6,622         3.9%

(Benefit) provision for
 income taxes                (3,257)        (2.0%)       2,533         1.5%
                         ----------   ----------   -----------  ----------

Net (loss) income        $   (4,744)        (2.9%) $     4,089         2.4%
                         ==========   ==========   ===========  ==========

Basic net (loss) income
 per share               $    (0.16)               $      0.14
                         ==========                ===========

Diluted net (loss)
 income per share        $    (0.16)               $      0.14
                         ==========                ===========
Weighted average shares
 used in computation of
 (loss) earnings per
 share:
   Basic                 29,252,545                 29,042,861

   Diluted               29,252,545                 29,374,015

                                    ZUMIEZ INC.
                       CONDENSED CONSOLIDATED BALANCE SHEETS
                       (in thousands, except share amounts)

                                          August 1, January 31,   August 2,
                                           2009        2009        2008
                                        ----------- ----------- -----------
                                        (Unaudited)             (Unaudited)
                   Assets
Current assets
Cash and cash equivalents               $    21,304 $    33,057 $     8,075
Marketable securities                        60,748      45,525      58,516
Receivables                                   7,486       4,555       8,276
Income tax receivable                         1,399           -           -
Inventory                                    69,569      51,974      72,080
Prepaid expenses and other                    6,381       5,614       5,655
Deferred tax assets                           4,048       2,588       3,267
                                        ----------- ----------- -----------
  Total current assets                      170,935     143,313     155,869

Leasehold improvements and equipment,
 net                                         74,367      73,932      75,994
Goodwill and other intangibles               13,211      13,236      13,154
Marketable securities - long-term               799       1,767       1,847
Deferred tax assets                           2,291       1,101       1,655
                                        ----------- ----------- -----------
  Total long-term assets                     90,668      90,036      92,650

  Total assets                          $   261,603 $   233,349 $   248,519
                                        =========== =========== ===========

  Liabilities and Shareholders' Equity
Current liabilities
Trade accounts payable                  $    43,352 $    15,909 $    44,594
Book overdraft                                    -           -       2,201
Accrued payroll and payroll taxes             3,540       4,739       3,495
Income taxes payable                              -         238       2,730
Current portion of deferred rent and
 tenant allowances                            3,227       2,735       2,631
Other accrued liabilities                     8,642       7,600       8,673
                                        ----------- ----------- -----------
  Total current liabilities                  58,761      31,221      64,324

Long-term deferred rent and tenant
 allowances, less current portion            27,192      24,177      22,657
                                        ----------- ----------- -----------

  Total liabilities                          85,953      55,398      86,981
                                        ----------- ----------- -----------
Commitments and contingencies

Shareholders' equity
Preferred stock, no par value,
 20,000,000 shares authorized; none
 issued and outstanding                           -           -           -
Common stock, no par value,
 50,000,000 shares authorized;
 30,155,034 shares issued and
 outstanding at August 1, 2009,
 29,533,067 shares issued and
 outstanding at January 31, 2009 and
 29,399,608 shares issued and
 outstanding at August 2, 2008               78,259      75,789      72,544
Accumulated other comprehensive income           90         117          64
Retained earnings                            97,301     102,045      88,930
                                        ----------- ----------- -----------
  Total shareholders' equity                175,650     177,951     161,538
                                        ----------- ----------- -----------

  Total liabilities and shareholders'
   equity                               $   261,603 $   233,349 $   248,519
                                        =========== =========== ===========

Company Contact:
Trevor Lang
Chief Financial Officer
Zumiez Inc.
(425) 551-1500 ext. 1564

Investor Contact:
Integrated Corporate Relations
Chad Jacobs / Brendon Frey
(203) 682-8200